Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "SANDRIDGE GATHERING LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2014, AT 5:20 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF OCTOBER, A.D. 2014, AT 12:01 O'CLOCK A.M.

5610465 8100

141240769

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 1883834

DATE: 11-20-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:25 PM 09/30/2014
FILED 05:20 PM 09/30/2014
SRV 141240769 - 5610465 FILE

CERTIFICATE OF FORMATION

OF

SANDRIDGE GATHERING LLC

This Certificate of Formation, dated September 30, 2014, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the "*Act*") to form a limited liability company (the "*Company*") under the Act.

1. *Name.* The name of the Company is "SandRidge Gathering LLC".

2. *Registered Office; Registered Agent.* The address of the registered office required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

3. This Certificate of Formation shall be effective on October 1, 2014 at 12:01 a.m. (EDT).

EXECUTED as of the date written first above.

SANDRIDGE GATHERING LLC

By: ______________________________
Name: Philip T. Warman
Title: Senior Vice President and General Counsel

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SANDRIDGE GATHERING LLC", CHANGING ITS NAME FROM "SANDRIDGE GATHERING LLC" TO "CEBA GATHERING, LLC", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF AUGUST, A.D. 2015, AT 11:27 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5610465 8100

151156229

AUTHENTICATION: 2636976

DATE: 08-12-15

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: ______________________
SandRidge Gathering LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The Certificate of Formation, filed on September 30, 2014 with an effective date of October 1, 2014, is hereby amended to change the name from SandRidge Gathering LLC, to the following: CEBA Gathering, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of August, A.D. 2015.

By: [signature]
Authorized Person(s)

Name: Justin P. Byrne
Print or Type

DE084 - 03/16/2007 C T System Online

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:01 PM 08/11/2015
FILED 11:27 AM 08/11/2015
SRV 151156229 - 5610465 FILE